Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 No. 333-190216 and Registration Statement on Form S‑8 Nos. 33-64077, 333-124537, 333-140559, 333-140561, 333-140562, 333-173656, 333-173657, 333-173658, 333-176852, and 333-192988 of PPG Industries, Inc. of our report dated February 18, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
February 18, 2016